 Exhibit (a)(1)(E)
Offer to Purchase to For Cash
All Outstanding Shares of Common Stock
of
VOLT INFORMATION SCIENCES, INC.
at
$6.00 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase, dated March 25, 2022
by
VEGA MERGERCO, INC.
a wholly owned subsidiary of
VEGA CONSULTING, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK TIME (I.E., ONE MINUTE AFTER 11:59 P.M., NEW YORK TIME), ON APRIL 21, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
March 25, 2022
To Our Clients:
Enclosed for your consideration is an Offer to Purchase, dated March 25, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the “Offer”), relating to the offer by Vega MergerCo, Inc., a New York corporation (the “Offeror”) and a wholly owned subsidiary of Vega Consulting, Inc., a Delaware corporation (“Parent”), to purchase all of the issued and outstanding shares (the “Shares”) of common stock par value $0.10 per share, of Volt Information Sciences, Inc., a New York corporation (“Volt” or the “Company”), at a purchase price of $6.00 per Share (the “Offer Price”) in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is Volt’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offer.
FOR THE REASONS DESCRIBED IN THE SCHEDULE 14D-9, THE BOARD OF DIRECTORS OF VOLT (THE “COMPANY BOARD”) RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES TO THE OFFEROR PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.
Your attention is directed to the following:
1.   The Offer Price is $6.00 per Share in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

2.   The Offer is being made for all issued and outstanding Shares.
3.   The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 12, 2022, by and among Parent, the Offeror and Volt (as it may be further amended and supplemented from time to time, the “Merger Agreement”), pursuant to which, as soon as practicable after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions, the Offeror will merge with and into Volt (the “Merger”), with Volt continuing as the surviving corporation in the Merger, as a wholly owned subsidiary of Parent. The Offer, the Merger and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the “Transactions”.
4.   Under the Merger Agreement, Volt has granted the Offeror an irrevocable option (the “Top-Up Option”) for so long as the Merger Agreement has not been terminated pursuant to the provisions therein, which the Offeror may exercise in certain circumstances following the consummation of the Offer, to purchase from Volt such number of authorized and unissued shares of Common Stock (the “Top-Up Shares”) equal to the lesser of (i) the lowest number of Common Stock that, when added to the number of Common Stock owned by Parent, Offeror and any of their respective subsidiaries at the time of exercise of the Top-Up Option, shall constitute one share more than 90% of the outstanding Shares immediately after the issuance of the Top-Up Shares on a fully-diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) and (ii) the aggregate number of authorized but unissued and unreserved Common Stock (including as authorized and unissued Common Stock, for purposes hereof, any Common Stock held in the treasury of the Company). If the Offeror acquires at least 90% of the Shares in the Offer (including pursuant to the Top-Up Option), the Offeror will consummate the Merger under Section 905(a) of the Business Corporation Law of the State of New York without a shareholders’ meeting and without action by the Company’s shareholders. As a result of the Merger, the Shares will cease to be publicly traded.
5.   The Company Board has (i) determined that the terms of the Merger and the Transactions are advisable, fair to and in the best interests of Volt and its stockholders, (ii) approved the execution, delivery and performance of, and adopted and declared advisable the Merger Agreement and the Transactions, including the Offer, the Top-Up Option and the Merger, and the transactions contemplated by the Merger Agreement, and (iii) resolved to recommend that the shareholders of Volt accept the Offer and tender their Shares to the Offeror pursuant to the Offer, and if required to consummate the Merger, that the shareholders of Volt adopt the Merger Agreement under the NYBCL.
6.   The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to the conditions set forth in “The Tender Offer — Section 13 — Conditions of the Offer” of the Offer to Purchase.
7.   The Offer and withdrawal rights will expire at Midnight, New York time (i.e., one minute after 11:59 p.m., New York time) on April 21, 2022, unless the Offer is extended by the Offeror or earlier terminated. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after May 24, 2022, pursuant to SEC regulations.
If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of
VOLT INFORMATION SCIENCES, INC.
at
$6.00 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase, dated March 25, 2022
by
VEGA MERGERCO, INC.
a wholly owned subsidiary of
VEGA CONSULTING, INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 25, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), relating to the offer by Vega MergerCo, Inc., a New York corporation, and a wholly owned subsidiary of Vega Consulting, Inc., a Delaware corporation, to purchase all of the issued and outstanding shares (the “Shares”) of common stock par value $0.10 per share, of Volt Information Sciences, Inc., a New York corporation, at a purchase price of $6.00 per Share in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.
The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Offeror in its sole discretion.
The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Number of Shares to be Tendered:
Shares*
Account No.
Dated , 2022
Area Code and Phone Number
Tax Identification Number or Social Security Number
SIGN HERE
Signature(s)

Please Print name(s) and address(es) here

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.